SEPARATION AND RELEASE OF CLAIMS AGREEMENT

This Separation and Release of Claims Agreement (“Agreement”) is entered into as of 5/30/2025 by and between Hussein Mecklai, his marital community, heirs and assigns (the “Employee”), and Impinj Inc., its affiliates (including without limitation all of its subsidiaries) and its successors and assigns (the “Company”). Employee and the Company are sometimes collectively referred to as the “Parties” or individually as a “Party.”

1.
Employee and the Company are parties to an Executive Employment Agreement “Employment Agreement” dated November 13, 2018, which contains as an exhibit a Proprietary Information and Inventions Agreement (“PIIA”). Employee is resigning his position with the Company, and Employee’s employment is terminated, effective May 20, 2025 (the “Termination Date”). The Company is paying the benefits described, and Employee is signing this release to obtain them as described in the Employment Agreement in the event of a termination without Cause. Moreover, the Parties have agreed to avoid and resolve any alleged existing or potential disagreements between them arising out of or connected with Employee’s hiring by the Company or Employee’s employment with the Company and the termination of such employment. The Company expressly disclaims any wrongdoing or any liability to Employee. Employee hereby represents and warrants the following:
(a)
Employee has authority to enter into this Agreement.
(b)
Employee has not transferred, in whole or in part, any rights related to his employment with the Company.
(c)
Employee intends to settle any and all claims that Employee may have against the Company as a result of the Company’s hiring of Employee, Employee’s employment with the Company, and termination of Employee’s employment with the Company.
(d)
Employee has not transferred any Confidential Information.
2.
In exchange for Employee’s execution of this Agreement and the performance of its obligations hereunder, the Company agrees to provide to Employee the following severance benefits after the expiration of the seven (7) day revocation period described in Paragraph 15 below, upon which the Agreement becomes effective (“Effective Date”); provided, Employee has not revoked this Agreement as described in Paragraph 15:
(a)
Six (6) Months of Severance Pay in the gross total amount of $218,500.10 with each payment in an amount equal to the Employee’s current per pay period Base Salary until paid in full, less withholdings. Severance Pay will be paid beginning with the first applicable payroll processing following the Effective Date. Severance Pay will be subject to lawful withholdings.
(b)
A one-time payment in the amount of $15,449.40 less lawful withholdings, intended to represent six (6) month of group health insurance premiums for Employee’s and Employee’s dependent’s

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health benefits. Employee is responsible for securing coverage. This payment will be made with the first applicable payroll processing following the Effective Date.
(c)
A prorated performance bonus in the amount of $125,528.31 less withholdings. This payment will be made with the first applicable payroll processing following the Effective Date.
(d)
Accelerated vesting of 25% of the unvested portion of outstanding equity awards as of the Termination Date (9,368) shares subject to accelerated vesting). The accelerated shares will vest as of the Effective Date.
(e)
Extended exercise period for all vested Company stock options as of the Termination Date for one year following the Termination Date.

Employee specifically acknowledges and agrees that this consideration is in exchange for entering into this Agreement. Employee will not at any time seek additional consideration in any form from the Company except as expressly set forth in this Agreement. Employee specifically acknowledges and agrees that the Company has made no representations to him regarding the tax consequences of any amounts received by Employee or for Employee’s benefit pursuant to this Agreement. Further, Employee covenants to defend, indemnify, and hold harmless the Company from any and all claims, demands, and actions in which it is asserted that the allocation of the settlement payments are improper or are subject to taxes, penalties, or interest in addition to the sums withheld in accordance with this section. Employee also represents that all lienable expenses, and all subrogation claims, and all claims of any other persons or entities legally entitled to share in the proceeds of this settlement have been paid, or will be paid, or otherwise resolved from the proceeds of this settlement.

3.
Subject to the exceptions set forth in Paragraph 6 below, Employee represents that he has not filed, and will not file, any complaints, lawsuits, administrative complaints or charges arising from or relating to Employee’s employment with, or termination from, the Company, and agrees that he will not initiate, assist or encourage any such actions, except as required by law. Employee further agrees that if a commission, agency, or court assumes jurisdiction of any such action against the Company or any Company Releasee (as defined below) on behalf of Employee, Employee will request the commission, agency or court to withdraw from the matter. This clause does not prohibit Employee from enforcing the terms of this Agreement.
4.
Subject to the exceptions set forth in Paragraph 6 below, Employee acknowledges that as an employee of the Company it has been Employee’s obligation to advise the Company completely and candidly of all facts of which Employee is aware that constitute or might constitute violations of the Company’s ethical standards or legal or regulatory obligations. Employee represents and warrants that Employee is not aware of any such facts or that Employee has previously advised the Company about any such facts. Employee further agrees to advise the Company in the future of all such facts that come to Employee’s attention.

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5.
Subject to the exceptions set forth in Paragraph 6 below, Employee agrees to give written notice immediately to the Company’s General Counsel if Employee is requested or required pursuant to court order, judicial process, or regulatory authority to reveal any information specified in this Agreement prior to providing this information. However, Employee is not required to provide the Company with such notice as set forth in Paragraph 6 or if the court order, judicial process, or regulatory authority prohibits Employee from doing so.
6.
Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging for a lawful purpose in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge or complaint, or otherwise communicating, cooperating, or participating with, any federal, state, local, or other governmental agency, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the National Labor Relations Board. With respect to any such charge, however, Employee waives the right to monetary relief. Notwithstanding any restrictions set forth in this Agreement, Employee understands that he is not required to obtain authorization from the Company prior to disclosing information to, or communicating with, such agencies, nor is Employee obligated to advise the Company as to any such disclosures or communications. Notwithstanding, in making any such disclosures or communications, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement, to any parties other than the relevant government agencies. Employee further understands that “Protected Activity” does not include his disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
7.
Employee agrees to release the Company, its Board of Directors, officers, employees, agents and assigns (the “Company Releasees”), from any and all claims, charges, complaints, causes of action or demands of whatever kind or nature that Employee now has or has ever had against the Company, whether known or unknown, arising from or relating to Employee’s employment with or discharge from the Company. This release includes but is not limited to: wrongful or tortious termination; constructive discharge; implied or express contract; including without limitation the Employment Agreement and any equity related agreements, promissory estoppel; defamation; invasion of privacy; fraud; infliction of emotional distress; breach of any express or implied covenant of good faith and fair dealing; breach of public policy; misrepresentation; negligence; discrimination and/or retaliation under any federal, state or local statute or regulation, specifically including any claims Employee may have under the Fair Labor Standards Act,

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the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., Title VII of the Civil Rights Act of 1964, 42 U..S.C. § 2000e, et seq., as amended, the Genetic Information Nondiscrimination Act of 2008; Section 1981 of U.S.C. Title 42, the Equal Pay Act, the Family and Medical Leave Act, the Corporate and Criminal Fraud Accountability Act of 2002, 18 U.S.C. § 1514A, also known as the Sarbanes-Oxley Act, the Rehabilitation Act of 1973, 29 U.S.C. § 703, et seq., Executive Orders 11246 or 11141, the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001, et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101, et seq., and COBRA, 29 U.S.C. 1161, et seq.; the Washington State Minimum Wage Act; the Washington Paid Sick Leave Act; the Washington Family Care Act; the Washington Domestic Violence Leave Act; the Washington Military Family Leave Act; the Washington State Family Leave Act; the Washington State Law Against Discrimination; the Washington State Industrial Welfare Act; any claims brought under any federal, state or local statute or regulation for non-payment of wages or other compensation (including expense reimbursements and/or bonuses due after the Termination Date), including stock and stock options; any claims brought under any federal, state or local statute or regulation related to military leave and/or reinstatement or related rights; and libel, slander, fraud, misrepresentation, or breach of contract other than the breach of this Agreement. This release expressly excludes claims for unemployment or workers compensation benefits, and claims, charges, complaints, causes of action or demands of whatever kind or nature that post-date the Termination Date or the Effective Date, whichever is later, and that are based on factual allegations that do not arise from or relate to Employee’s employment with or discharge from Company. This release additionally excludes claims to benefits and protections under Washington’s Family and Medical Leave Program.
8.
Subject to the exceptions set forth in Paragraph 6 above, Employee agrees that Employee will keep the terms and amount of this Agreement completely confidential, and that Employee will not hereafter disclose such information to anyone except Employee’s spouse or current significant other, Employee’s attorneys and law firm employees, Employee’s accountant, or as may be required by law, court order or in proceedings relating to the Parties’ rights or obligations under this Agreement. Employee agrees to provide reasonable written notice to the Company in the event that a person or entity not a party hereto attempts to compel from Employee the production of this Agreement or the contents thereof, so that the Company may contest such disclosure at its discretion. Notwithstanding anything in this Agreement, this confidentiality provision and those in Paragraph 9 below do not prevent Employee from providing information in response to valid and enforceable subpoenas or otherwise required by law or regulation, from providing information necessary for preparation and filing of any income tax return, or from using this Agreement to enforce its terms. Nothing in this agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee reason to believe is unlawful.
9.
Employee acknowledges and affirms that Employee has previously executed the Employment Agreement and PIIA, and that the terms and conditions of said Executive Employment Agreement survive the employment relationship, including but not limited to Employee’s continuing confidentiality, noncompetition, and non-solicitation and arbitration obligations, and are not affected by this Separation and Release of Claims Agreement. The noncompete terms contained in Section 6(b) of the Employment Agreement continue

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as long as Employee is receiving severance pay under this Agreement. Employee’s rights to equity are governed by the applicable agreements and Company plans.
10.
Employee represents that, on the Termination Date, Employee will return to the Company all property belonging to the Company, including but not limited to documents, corporate cards, access cards, office keys, office equipment, laptop and desktop computers, cell phones and other wireless devices, thumb drives, zip drives and all other media storage.
11.
Employee will direct all employment verification inquires to the Company’s Human Resources Department. In response to inquiries regarding Employee’s employment with the Company, the Company by and through its speaking agent(s) agrees to provide date of hire, title, and end date, and to confirm rate of pay if already known by the inquirer.
12.
If any provision of this Agreement or compliance by Employee or the Company with any provision of this Agreement constitutes a violation of any law, or is or becomes unenforceable or void, then such provision, to the extent only that it is in violation of law, unenforceable or void, will be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will be enforced to the fullest extent permitted by law. If such modification is not possible, said provision, to the extent that it is in violation of law, unenforceable or void, will be deemed severable from the remaining provisions of this Agreement, which provisions will remain binding on both Employee and the Company. This Agreement is governed by the laws of the State of Washington.
13.
Employee agrees that Employee will indemnify and hold the Company harmless from and against any and all losses, liabilities, costs, damages, or expenses incurred by the Company or any Company Releasee (including, without limitation, reasonable attorneys’ fees) arising out of or resulting from any breach of this Agreement by Employee. Employee agrees that if Employee challenges this Agreement, files any claims against the Company arising from or relating to Employee’s employment with, or termination from, the Company, or otherwise fails to abide by the terms of this Agreement (a) Employee will return all monies and benefits received by Employee from the Company pursuant to this Agreement and (b) the Company may elect, at its option and without waiver of any other rights or remedies it may have, not to pay or provide any unpaid monies or benefits.
14.
Employee agrees that if Employee challenges this Agreement, files any claims against the Company arising from or relating to Employee’s employment with, or termination from, the Company, excluding any claim challenging the validity of Employee’s waiver of rights under the Age Discrimination in Employment Act, or otherwise fails to abide by the terms of this Agreement (a) Employee will return all monies and benefits received by Employee from the Company pursuant to this Agreement and (b) the Company may elect, at its option and without waiver of any other rights or remedies it may have, not to pay or provide any unpaid monies or benefits. In the event that Employee challenges the validity of his waiver of rights under the Age Discrimination in Employment Act, Employee agrees that the Company may recover money and benefits paid under this Agreement if Employee’s challenge and subsequent Age Discrimination in Employment Act claim are successful and Employee obtains a monetary award.

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15.
Employee acknowledges that Employee is being advised to consult with an attorney (at Employee’s expense) before signing this Agreement, but that whether Employee does so is Employee’s decision. Employee specifically agrees and acknowledges that: (a) Employee’s waiver of rights under this Agreement is knowing and voluntary as required under the Older Workers Benefit Protection Act; (b) Employee understands the terms of this Agreement; (c) Employee has been advised in writing by Impinj to consult with an attorney prior to executing this Agreement; (d) Employee has a period of up to twenty-one (21) days within which to consider this Agreement, that if Employee executes this Agreement within such period Employee waives the remainder of the period, and that modifications to this Agreement during such period, whether material or immaterial, do not restart the running of such period; (e) following Employee’s execution of this Agreement, Employee has seven (7) days in which to revoke Employee’s agreement to this Agreement and that, if Employee chooses not to so revoke, the Agreement shall then become effective and enforceable and the salary continuation payments and extension of benefits and accelerated vesting listed above shall then be made to Employee in accordance with the terms of this Agreement; and (f) nothing in this Agreement shall be construed to prohibit Employee from filing a charge or complaint, including a challenge to the validity of the waiver provision of this Agreement, with the Equal Employment Opportunity Commission or participating in any investigation conducted by the Equal Employment Opportunity Commission; provided, however, that Employee has waived any right to monetary relief. To cancel this Agreement, Employee understands that Employee must give a written revocation to Christina Balam, via e-mail (cbalam@impinj.com) or certified mail (400 Fairview Ave N, Suite 1200, Seattle, WA 98109) within the seven (7) day period. If Employee revokes the Agreement, it will not become effective or enforceable and Employee will not be entitled to any of the benefits set forth in this Agreement.
16.
The Parties understand, covenant, and agree that this Agreement constitutes the entire agreement relating to the matters stated herein, that there are no other agreements, covenants, promises, or arrangements between Employee and Company relating to the matters covered by this Agreement, that the terms and conditions of this Agreement cancel and supersede any prior agreements, promises, representations or understandings that may have existed between Employee and Company with respect to all matters covered by this Agreement, that no other promise or inducement has been offered to either party except as set forth herein, and that this Agreement is binding upon all Parties, and Employee’s respective heirs, executors, administrators, successors and assigns. Notwithstanding the foregoing, all of Employee’s post- termination obligations remain in full force and effect, except that such post-termination obligations shall be subject to the exceptions set forth in Paragraph 6 of this Agreement.
17.
This Agreement may be executed via electronic signature and/or PDF and in one or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument, binding on the Parties.

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18.
EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE HAS CAREFULLY READ AND VOLUNTARILY SIGNED THIS AGREEMENT, THAT HE HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF HIS CHOICE, AND THAT HE SIGNS THIS AGREEMENT WITH THE INTENT OF RELEASING IMPINJ INC. AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM ANY AND ALL CLAIMS. ACCEPTED AND AGREED TO HEREIN.

Impinj Inc.

Christina Balam	Hussein Mecklai
SVP, Human Resources

Date: 5/30/2025	Date: 5/30/2025

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